EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Sirco International Corp. for the registration of 914,916 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1998 (except for the last paragraph of such report, as to which the date is April 23, 1998 and for Note 15, as to which the date is February 27, 1998), with respect to the consolidated financial statements and schedule of Sirco International Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 30, 1997, as amended, filed with the Securities and Exchange Commission.


                                               /s/ Nussbaum Yates & Wolpow, P.C.
                                               ---------------------------------
                                                   NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
October 19, 1998